UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below in Item 3.02 (Unregistered Sale of Equity Securities) is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

On February 13, 2012, Document Security Systems, Inc. (the “Company”) completed the sale of $3,000,000 of investment units (the “Units”) in a private placement (the “Offering”) pursuant to subscription agreements (each a “Subscription Agreement”, and collectively, the “Subscription Agreements”) with three accredited investors (the “Investors”). A total of 30 Units were sold, at a price of $100,000 per Unit. Each Unit consists of (i) 32,258 shares of the Company’s common stock, par value $.02 per share (the “Common Stock”), and (ii) a five-year warrant to purchase up to 16,129 shares of Common Stock at an exercise price of $3.10 per share (each individually a “Warrant”, and collectively, the “Warrants”). The Warrants (and Placement Agent Warrants described below) contain a provision for cashless exercise in the event that a registration statement is not effective for the resale by the holder of all of the Warrant Stock issuable upon exercise of the Warrant. In addition, the holder is not entitled to exercise the Warrant if (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates and (ii) the number shares of Common Stock issuable upon the exercise of this Warrant would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock except that this restriction may be waived upon 61 days prior notice from the holder to increase such percentage up to 9.99%.

The Offering resulted in aggregate cash proceeds to the Company of $3,000,000. A total of 967,740 shares of Common Stock were sold, and Warrants to purchase up to an additional 483,870 shares of Common Stock (the “Warrant Stock”) were issued to the Investors in the Offering.

The Company entered into a Registration Rights Agreement with the Investors whereby the Company has agreed to file a registration statement (the “Registration”) with the Securities and Exchange Commission (the “SEC”) within 30 days of closing for the Common Stock sold in the Offering and the Warrant Stock underlying the Warrants. The Company has 60 days (or 90 days if the Registration is subject to a full review by the SEC) from closing to have the Registration declared effective by the SEC. If the Company fails to file the Registration in a timely manner, have the Registration declared effective in a timely manner, maintain its effectiveness or file current public information with the SEC the Company will be required to pay to each holder an amount in cash equal to 1% of the aggregate purchase price of such holder on the date of each such failure and each 30 days thereafter until cured with interest thereon at the rate of 1% per month except no such payments will be due with respect to any period during which all of such holder’s registrable securities may be sold under Rule 144..

In connection with the Offering, the Company paid a placement agent fee of $210,000 to Palladium Capital Advisors, LLC (the “Placement Agent”), and issued a five-year warrant to the Placement Agent (the “Placement Agent Warrant”) to purchase up to an aggregate of 58,064 shares of Common Stock at an exercise price of $3.10 per share pursuant to a one-year placement agent agreement (“Placement Agreement”) with the Placement Agent. Under the Placement Agreement, the Placement Agent is also entitled to 3% of the aggregate consideration raised pursuant to the exercise of any Warrants by Investors. If the Company enters into a binding agreement for certain corporate transactions described in the Placement Agreement at any time during the term of the Agreement and for 2 years thereafter with an entity introduced to the Company by the Placement Agent, the Placement Agent will be entitled to a 2% fee in cash and 2% in Company common stock of the aggregate consideration of such transaction.

The form of Warrant, Placement Agent Warrant, form of Subscription Agreement, form of Registration Rights Agreement and Placement Agreement are filed herewith as exhibits 4.1, 4.2, 10.1 10.2 and 10.3, respectively. The foregoing summary descriptions of the Warrant, Placement Agent Warrant, Subscription Agreement, Registration Rights Agreement and Placement Agreement are qualified in their entirety by reference to the full texts of each such exhibit.

The Units, Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These Securities may not be offered or sold by the Investors in the United States in the absence of an effective registration statement or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant
4.2	Placement Agent Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Placement Agent Agreement with Palladium Capital Advisors, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: February 13, 2012	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Warrant
4.2	Placement Agent Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Placement Agent Agreement with Palladium Capital Advisors, LLC